Exhibit 99.1

Genworth Financial Announces First Quarter 2023 Results

Net Income of $62 Million and Adjusted Operating Income of $84 Million

•	Enact segment adjusted operating income of $143M; PMIERs[1] sufficiency ratio of 164%[2]

•	Continued progress on long-term care insurance (LTC) multi-year rate action plan, with approximately $23.8B net present value achieved from in-force rate actions (IFAs) since 2012

•	LTC adjusted operating loss of $(37)M and Life and Annuities adjusted operating loss of $(4)M

•	U.S. life insurance companies’ statutory pre-tax income[3] of $192M2 driving RBC[4] ratio of 295%[2]

•	Genworth holding company cash and liquid assets of $233M at quarter-end

•	Executed $68M in share repurchases in the quarter; $182M in total executed through April 2023 at an average price less than $5.00 per share

Richmond, VA (May 3, 2023) – Genworth Financial, Inc. (NYSE: GNW) today reported results for the quarter ended March 31, 2023.

“I am pleased with our performance as we continue to execute our strategy. Genworth’s recent achievements enable us to further refine our priorities to maximize long-term shareholder value by allocating capital from Enact, launching our CareScout services business, and stabilizing LTC through our multi-year rate action plan. As we continue to execute on our priorities, we will be well-positioned to continue returning capital to shareholders.” – Tom McInerney, President & CEO

Consolidated Metrics (Amounts in millions, except per share data)	Q1 2023	Q1 2022
Net income[5]	$62	$191
Earnings per diluted share[5]	$0.12	$0.37
Adjusted operating income5,[6]	$84	$120
Adjusted operating income per diluted share[5,6]	$0.17	$0.23
Weighted-average diluted shares	500.1	517.4

[1]	Private Mortgage Insurer Eligibility Requirements.
[2]	Company estimate for the first quarter of 2023 due to timing of the preparation of the filing(s).
[3]

Net gain from operations before dividends to policyholders, refunds to members and federal income taxes for Genworth Life Insurance Company (GLIC), Genworth Life and Annuity Insurance Company (GLAIC) and Genworth Life Insurance Company of New York (GLICNY), and before realized capital gains or (losses).

[4]	Risk-based capital ratio based on company action level for GLIC consolidated.
[5]	All references reflect amounts available to Genworth’s common stockholders excluding noncontrolling interests.
[6]

This is a financial measure that is not calculated based on U.S. Generally Accepted Accounting Principles (GAAP). See the Use of Non-GAAP Measures section of this press release for additional information.

Consolidated GAAP Financial Highlights

•	Effective January 1, 2023 the company changed its operating segments to better align with how it currently manages the business. Financial information has been updated for all periods

•

On January 1, 2023 the company adopted new GAAP accounting guidance that significantly changed the recognition and measurement of long-duration insurance contracts, commonly known as long-duration targeted improvements (LDTI). The accounting change impacted the Long-Term Care Insurance and Life and Annuities segments. There was no impact to the Enact segment, Corporate and Other or statutory accounting. All prior periods have been re-presented to reflect this accounting change

•	Net income was driven by Enact, which had very strong operating performance resulting from favorable loss performance

•

Net investment losses, net of taxes, decreased net income by $9 million in the current quarter, compared with net investment gains in the prior year. Changes in fair value of market risk benefits, net of taxes and other adjustments, decreased net income by $11 million in the current quarter compared with an increase of $43 million in the prior year

•	Adjusted operating income reflects Enact’s very strong operating performance, partially offset by losses in LTC, Life and Annuities, and Corporate and Other

•	Net investment income was $787 million in the quarter, an increase from $764 million in the prior year due to higher yields and income from limited partnerships

•	Current quarter reported and core yields[6] were 4.86 percent and 4.84 percent, an increase of 19 and 23 basis points, respectively, from the prior year

•

The effective tax rate on income from continuing operations was approximately 29.3 percent in the current quarter, primarily reflecting a higher tax rate of 35 percent on certain forward starting swap gains, consistent with prior quarters

Enact

GAAP Operating Metrics (Dollar amounts in millions)	Q1 2023	Q1 2022
Adjusted operating income[7]	$143	$135
Primary new insurance written	$13,154	$18,823
Loss ratio	(5)%	(4)%

•

Adjusted operating income reflected a pre-tax benefit of $11 million from incurred losses driven by a pre-tax reserve release of $70 million, primarily from favorable cure performance on COVID-19 delinquencies. The prior year results included a $50 million pre-tax reserve release, primarily related to 2020 COVID-19 delinquencies

•	Net investment income was $46 million pre-tax in the current quarter, up from $35 million pre-tax in the prior year from rising interest rates and higher average invested assets

•	Primary insurance in-force increased nine percent versus the prior year to $253 billion, driven by new insurance written (NIW) and continued high persistency

•	Primary NIW was down 30 percent versus the prior year, primarily from lower originations as a result of elevated interest rates

•	New delinquencies increased 10 percent to 9,599 from 8,724 in the prior year, primarily from the aging of large, new books

Capital Metric	Q1 2023	Q1 2022
PMIERs Sufficiency Ratio2,[8]	164%	176%

•	Government-sponsored enterprises’ restrictions on Enact were removed on March 1, 2023 after Genworth successfully satisfied associated financial metric conditions

•	Enact’s estimated PMIERs sufficiency ratio was 164 percent, $2,098 million above requirements, and down one point from year-end 2022

•	Enact announced an increase in its quarterly dividend to $0.16 per share

[7]	Reflects Genworth’s ownership excluding noncontrolling interests of $32 million and $30 million in the first quarters of 2023 and 2022, respectively.
[8]	The PMIERs sufficiency ratio is calculated as available assets divided by required assets as defined within PMIERs.

Long-Term Care Insurance

GAAP Operating Metrics (Amounts in millions)	Q1 2023	Q1 2022
Adjusted operating income (loss)	$(37)	$27
Premiums	$616	$607
Net investment income	$473	$447

•	Premiums related to IFAs of $240 million pre-tax, up $30 million versus the prior year

•

Higher net investment income of $26 million pre-tax versus the prior year, primarily from limited partnerships, bank loans and higher investment yields, partially offset by lower income from U.S. Government Treasury Inflation-Protected Securities

•	Current quarter results reflected an unfavorable quarterly assumption update related to the implementation timing of certain IFAs

•	Results also reflected higher new claims and benefit utilization compared to the prior year. Terminations were also elevated versus expectations, although lower than the prior year

Life and Annuities

GAAP Adjusted Operating Income (Loss) (Amounts in millions)	Q1 2023	Q1 2022
Life Insurance	$(27)	$(47)
Fixed Annuities	$14	$13
Variable Annuities	$9	$4

Total Life and Annuities	$(4)	$(30)

Life Insurance

•	Current quarter results impacted by unfavorable mortality experience, though improved versus the prior year as COVID-19 impacts subsided in 2023

•	Results in the prior year included a $25 million pre-tax legal settlement accrual

Annuities

•	Fixed annuities results reflected higher fixed payout annuity mortality versus the prior year, offset by lower net spreads primarily related to block runoff

•	Variable annuities reported higher adjusted operating income from favorable impacts of the aging of the block, partially offset by lower fee income driven by lower account value

U.S. Life Insurance Companies Statutory Results and RBC

(Dollar amounts in millions)	Q1 2023	Q1 2022
Statutory Pre-Tax Income2,[9]	$192	$212
Long-Term Care Insurance	138	247
Life Insurance	(23)	(67)
Fixed Annuities	25	24
Variable Annuities	52	8
GLIC Consolidated RBC Ratio[2]	295%	296%

•	Statutory pre-tax income estimated at $192 million for the current quarter, driven by:

•

LTC, which benefited from premium increases and benefit reductions from IFAs, including the impacts from a legal settlement, although lower than the prior year, but was partially offset by unfavorable new claims growth

•	Improved mortality in life insurance and prior year included the settlement accrual of $25 million pre-tax

•	Net favorable impacts from equity market and interest rate movements related to variable annuity products

•	The U.S life insurance companies estimate quarter-end RBC to be 295 percent, up from 291 percent in the prior quarter primarily from the strong statutory earnings

Corporate and Other

•

The current quarter adjusted operating loss of $18 million was higher versus the prior year’s adjusted operating loss of $12 million due to expenses related to the company’s new growth initiatives with its CareScout business and higher interest expense driven by the floating rate, subordinated debt

[9]	Genworth’s principal U.S. life insurance companies: GLIC, GLAIC and GLICNY.

Holding Company Cash and Liquid Assets

(Dollar amounts in millions)	Q1 2023	Q1 2022
Holding Company Cash and Liquid Assets[10],[11]	$233	$215

•	Cash and liquid assets of $233 million remained above the company’s cash target of two-times annual debt service

•

Cash inflows during the quarter consisted of $48 million from intercompany taxes and $37 million from Enact capital returns, which included a $19 million quarterly dividend and $18 million in share repurchase proceeds

•

Current quarter cash outflows included $70 million primarily related to employee benefit payments, which are reimbursed by the subsidiary businesses, $68 million in share repurchases and the repurchase of $11 million principal of the company’s 2034 debt obligation

Returns to Shareholders

•	The company repurchased $68 million of its common stock at an average price of $6.08 per share in the first quarter of 2023

•	Subsequent to the first quarter of 2023, the company repurchased an additional $50 million of its common stock at an average price of $5.48 per share in April 2023

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 company focused on empowering families to navigate the aging journey with confidence, now and in the future. Headquartered in Richmond, Virginia, Genworth provides guidance, products, and services that help people understand their caregiving options and fund their long-term care needs. Genworth is also the parent company of publicly traded Enact Holdings, Inc. (Nasdaq: ACT), a leading U.S. mortgage insurance provider. For more information on Genworth, visit genworth.com, and for more information on Enact Holdings, Inc. visit enactmi.com.

[10]	Holding company cash and liquid assets comprises assets held in Genworth Holdings, Inc. (the issuer of outstanding public debt) which is a wholly-owned subsidiary of Genworth Financial, Inc.
[11]

Genworth Holdings, Inc. had $233 million and $140 million of cash, cash equivalents and restricted cash as of March 31, 2023 and March 31, 2022, respectively. Genworth Holdings, Inc. also held $75 million in U.S. government securities as of March 31, 2022, which included $1 million of restricted assets.

Conference Call And Financial Supplement Information

Investors are encouraged to read this press release, summary presentation and financial supplement, which are now posted on the company’s website, http://investor.genworth.com.

Genworth will conduct a conference call on May 4, 2023 at 9:00 a.m. (ET) to discuss its first quarter results, which will be accessible via:

•	Telephone: 888-208-1820 or 323-794-2110 (outside the U.S.); conference ID # 9246072; or

•	Webcast: https://investor.genworth.com/news-events/ir-calendar

Allow at least 15 minutes prior to the call time to register for the call. A replay of the webcast will be available on the company’s website for one year.

Prior to Genworth’s conference call, Enact will hold a conference call on May 4, 2023 at 8:00 a.m. (ET) to discuss its results from the first quarter, which will be accessible via:

•	Telephone: Click here to obtain a dial-in number and unique PIN for Enact’s live question and answer session; or

•	Webcast: http://ir.enactmi.com/news-and-events/events

Allow at least 15 minutes prior to the call time to register for the call.

Contact Information:

Investors:	Sarah E. Crews

InvestorInfo@genworth.com

Media:	Amy Rein

Amy.Rein@genworth.com

Use of Non-GAAP Measures

This press release includes the non-GAAP financial measures entitled “adjusted operating income (loss)” and “adjusted operating income (loss) per share.” Adjusted operating income (loss) per share is derived from adjusted operating income (loss). The chief operating decision maker evaluates segment performance and allocates resources on the basis of adjusted operating income (loss). The company defines adjusted operating income (loss) as income (loss) from continuing operations excluding the after-tax effects of income (loss) from continuing operations attributable to noncontrolling interests, net investment gains (losses), changes in fair value of market risk benefits attributable to interest rates, equity markets and associated hedges, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, restructuring costs and infrequent or unusual non-operating items. A component of the company’s net investment gains (losses) is the result of estimated future credit losses, the size and timing of which can vary significantly depending on market credit cycles. In addition, the size and timing of other investment gains (losses) can be subject to the company’s discretion and are influenced by market opportunities, as well as asset-liability matching considerations. The company excludes net investment gains (losses), changes in fair value of market risk benefits attributable to interest rates, equity markets and associated hedges, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, restructuring costs and infrequent or unusual non-operating items from adjusted operating income (loss) because, in the company’s opinion, they are not indicative of overall operating performance.

While some of these items may be significant components of net income (loss) in accordance with GAAP, the company believes that adjusted operating income (loss) and measures that are derived from or incorporate adjusted operating income (loss), including adjusted operating income (loss) per share on a basic and diluted basis, are appropriate measures that are useful to investors because they identify the income (loss) attributable to the ongoing operations of the business. Management also uses adjusted operating income (loss) as a basis for determining awards and compensation for senior management and to evaluate performance on a basis comparable to that used by analysts. However, the items excluded from adjusted operating income (loss) have occurred in the past and could, and in some cases will, recur in the future. Adjusted operating income (loss) and adjusted operating income (loss) per share on a basic and diluted basis are not substitutes for net income (loss) or net income (loss) per share on a basic and diluted basis determined in accordance with GAAP. In addition, the company’s definition of adjusted operating income (loss) may differ from the definitions used by other companies.

Adjustments to reconcile net income (loss) to adjusted operating income (loss) assume a 21 percent tax rate and are net of the portion attributable to noncontrolling interests. Changes in fair value of market risk benefits attributable to interest rates, equity markets and associated hedges are also adjusted for changes in reserves, attributed fees and benefit payments.

The tables at the end of this press release provide a reconciliation of net income available to Genworth Financial, Inc.’s common stockholders to adjusted operating income for the three months ended March 31, 2023 and 2022 and reflect adjusted operating income (loss) as determined in accordance with accounting guidance related to segment reporting.

This press release includes the non-GAAP financial measure entitled “core yield” as a measure of investment yield. The company defines core yield as the investment yield adjusted for items that do not reflect the underlying performance of the investment portfolio. Management believes that analysis of core yield enhances understanding of the investment yield of the company. However, core yield is not a substitute for investment yield determined in accordance with GAAP. In addition, the company’s definition of core yield may differ from the definitions used by other companies. A reconciliation of reported GAAP yield to core yield is included in a table at the end of this press release.

Re-segmentation

Beginning in the first quarter of 2023, the company changed its operating segments to better align with how it manages the business. All prior period information has been re-presented to reflect the reorganized segment reporting structure. Under the new structure, the company has the following three operating segments: Enact (mortgage insurance), Long-Term Care Insurance and Life and Annuities (which includes life insurance, fixed annuities and variable annuities). In addition, the company also has Corporate and Other, which includes debt financing expenses that are incurred at the Genworth Holdings level, unallocated corporate income and expenses, eliminations of inter-segment transactions and the results of other businesses that are reported outside of the operating segments, such as certain international businesses and discontinued operations. Corporate and Other also includes start-up results related to fee-based services, care support and advice, clinical assessments and consulting offered by CareScout LLC (CareScout), to advance the company’s senior care growth initiatives.

Long-duration targeted improvements

On January 1, 2023, the company also adopted new GAAP accounting guidance that significantly changed the recognition and measurement of long-duration insurance contracts, commonly known as LDTI. This accounting guidance impacted the company’s LTC, life insurance and annuity products and was applied as of January 1, 2021. While the new guidance has had a significant impact on existing GAAP financial statements and disclosures, it does not impact the cash flows or underlying economics of the business, business strategy, statutory net income (loss) or RBC of the U.S. life insurance companies, and it does not have an impact on the Enact segment, Corporate and Other or management of capital. All prior period information has been re-presented to reflect the adoption of LDTI.

All financial information in this press release is based on the company’s implementation of LDTI and is currently unaudited. The information in this document is being provided on an unaudited basis to assist investors and others in evaluating the impact of LDTI on the company’s financial position and results of operations. It is possible that the final audited financial results may differ, perhaps materially, from the information included in this press release.

Statutory Accounting Data

The company presents certain supplemental statutory data for GLIC and its consolidating life insurance subsidiaries that has been prepared on the basis of statutory accounting principles (SAP). GLIC and its consolidating life insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners that are prepared using SAP, an accounting basis either prescribed or permitted by such authorities. Due to differences in methodology between SAP and GAAP, the values for assets, liabilities and equity reflected in financial statements prepared in accordance with GAAP are materially different from those reflected in financial statements prepared under SAP. This supplemental statutory data should not be viewed as an alternative to GAAP or used in lieu of GAAP.

This supplemental statutory data includes company action level RBC ratios for GLIC and its consolidating life insurance subsidiaries as well as combined statutory pre-tax earnings from the principal U.S. life insurance companies, GLIC, GLAIC and GLICNY. Statutory pre-tax earnings represent the net gain from operations before dividends to policyholders, refunds to members and federal income taxes and before realized capital gains or (losses). The combined product level statutory pre-tax earnings are grouped on a consistent basis as those provided on page six of the statutory Annual Statements. Management uses and provides this supplemental statutory data because it believes it provides a useful measure of among other things the adequacy of capital. Management uses this data to measure against its policy to manage the U.S. life insurance companies with internally generated capital.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Examples of forward-looking statements include statements the company makes relating to potential dividends or share repurchases; future return of capital by Enact Holdings, Inc. (Enact Holdings), including share repurchases, and quarterly and special dividends; the cumulative amount of rate action benefits required for the company’s long-term care insurance business to achieve economic break-even status; future financial performance and condition of the company’s businesses; liquidity and future strategic investments, including new senior care services and products; future business and financial performance of CareScout; as well as statements the company makes regarding the potential of a recession or the re-emergence of the coronavirus pandemic (COVID-19).

Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, inflation, business, competitive, market, regulatory and other factors and risks, including but not limited to, the following:

•	the company’s inability to successfully execute its strategic plans;

•

failure by the company to achieve economic break-even on or stabilize its legacy long-term care insurance in-force block, including as a result of the inability to achieve desired levels of in-force rate actions and/or the timing of its future premium rate increases and associated benefit reductions taking longer to achieve than originally assumed; other regulatory actions negatively impacting the company’s life insurance businesses and/or the inability to establish new long-term care insurance business;

•

inaccuracies or changes in estimates, assumptions, methodologies, valuations, projections and/or models, which result in inadequate reserves or other adverse results (including as a result of any changes in connection with quarterly, annual or other reviews);

•	the impact on holding company liquidity caused by any inability to receive dividends or other returns of capital from Enact Holdings, and limited sources of capital and financing;

•

adverse changes to the structure, or requirements of Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) or the U.S. mortgage insurance market; an increase in the number of loans insured through federal government mortgage insurance programs, including those offered by the Federal Housing Administration; the inability of Enact Holdings and/or its U.S. mortgage insurance subsidiaries to continue to meet the requirements mandated by PMIERs (or any adverse changes thereto), inability to meet minimum statutory capital requirements of applicable regulators or the mortgage insurer eligibility requirements of Fannie Mae or Freddie Mac;

•

changes in economic, market and political conditions including as a result of high inflation, supply chain disruptions, labor shortages, displacement related to COVID-19 and elevated interest rates, including actions taken by the U.S. Federal Reserve to increase interest rates to combat inflation and slow economic growth, which could heighten the risk of a future recession; unanticipated financial events such as the recent closures and disruption experienced by the banking sector, which could lead to market-wide liquidity problems and other significant market disruption resulting in losses, defaults or credit rating downgrades of other financial institutions; deterioration in economic conditions, a recession or a decline in home prices, all of which could be driven by many potential factors, including inflation, may adversely affect Enact Holdings’ loss experience and/or business levels; political and economic instability or changes in government policies, and fluctuations in international securities markets;

•

rating downgrades or potential downgrades in liquidity, financial strength and credit ratings; counterparty credit risks; defaults by counterparties to reinsurance arrangements or derivative instruments; defaults or other events impacting the value of invested assets;

•

changes in tax rates or tax laws, or changes in accounting and reporting standards (including new accounting guidance the company adopted on January 1, 2023 related to long-duration insurance contracts);

•	litigation and regulatory investigations or other actions, including commercial and contractual disputes with counterparties;

•

the company’s inability to achieve anticipated business performance and financial results from CareScout and its senior care growth initiatives through fee-based services, advice, consulting and products;

•	the inability to retain, attract and motivate qualified employees or senior management;

•

the occurrence of natural or man-made disasters, including geopolitical tensions and war (including the Russian invasion of Ukraine), a public health emergency, including pandemics, climate change or cybersecurity breaches; and

•	other factors described in the risk factors contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 28, 2023.

The company provides additional information regarding these risks and uncertainties in its Annual Report on Form 10-K. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Accordingly, for the foregoing reasons, the company cautions you against relying on any forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

# # #

Condensed Consolidated Statements of Income

(Amounts in millions, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2023	2022
		(As adjusted)
Revenues:
Premiums	$915	$917
Net investment income	787	764
Net investment gains (losses)	(11)	42
Policy fees and other income	163	170

Total revenues	1,854	1,893

Benefits and expenses:
Benefits and other changes in policy reserves	1,172	1,165
Liability remeasurement (gains) losses	22	(41)
Changes in fair value of market risk benefits and associated hedges	17	(41)
Interest credited	126	125
Acquisition and operating expenses, net of deferrals	283	280
Amortization of deferred acquisition costs and intangibles	72	88
Interest expense	29	26

Total benefits and expenses	1,721	1,602

Income from continuing operations before income taxes	133	291
Provision for income taxes	39	68

Income from continuing operations	94	223
Loss from discontinued operations, net of taxes	—	(2)

Net income	94	221
Less: net income from continuing operations attributable to noncontrolling interests	32	30
Less: net income from discontinued operations attributable to noncontrolling interests	—	—

Net income available to Genworth Financial, Inc.’s common stockholders	$62	$191

Net income available to Genworth Financial, Inc.’s common stockholders:
Income from continuing operations available to Genworth Financial, Inc.’s common stockholders	$62	$193
Loss from discontinued operations available to Genworth
Financial, Inc.’s common stockholders	—	(2)

Net income available to Genworth Financial, Inc.’s common stockholders	$62	$191

Income from continuing operations available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.13	$0.38

Diluted	$0.12	$0.37

Net income available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.13	$0.38

Diluted	$0.12	$0.37

Weighted-average common shares outstanding:
Basic	492.3	508.3

Diluted	500.1	517.4

Reconciliation of Net Income to Adjusted Operating Income

(Amounts in millions, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2023	2022
Net income available to Genworth Financial, Inc.’s common stockholders	$62	$191
Add: net income from continuing operations attributable to noncontrolling interests	32	30
Add: net income from discontinued operations attributable to noncontrolling interests	—	—

Net income	94	221
Less: loss from discontinued operations, net of taxes	—	(2)

Income from continuing operations	94	223
Less: net income from continuing operations attributable to noncontrolling interests	32	30

Income from continuing operations available to Genworth Financial, Inc.’s common stockholders	62	193
Adjustments to income from continuing operations available to Genworth
Financial, Inc.’s common stockholders:
Net investment (gains) losses	11	(42)
Changes in fair value of market risk benefits attributable to changes in interest rates, equity markets and associated hedges[12]	14	(54)
(Gains) losses on early extinguishment of debt	(1)	3
Expenses related to restructuring	3	—
Taxes on adjustments	(5)	20

Adjusted operating income	$84	$120

Adjusted operating income (loss):
Enact segment	$143	$135
Long-Term Care Insurance segment	(37)	27
Life and Annuities segment:
Life Insurance	(27)	(47)
Fixed Annuities	14	13
Variable Annuities	9	4

Total Life and Annuities segment	(4)	(30)

Corporate and Other	(18)	(12)

Adjusted operating income	$84	$120

Net income available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.13	$0.38

Diluted	$0.12	$0.37

Adjusted operating income per share:
Basic	$0.17	$0.24

Diluted	$0.17	$0.23

Weighted-average common shares outstanding:
Basic	492.3	508.3

Diluted	500.1	517.4

[12]

Changes in fair value of market risk benefits attributable to interest rates, equity markets and associated hedges were adjusted for changes in reserves, attributed fees and benefit payments of $(3) million and $(13) million for the three months ended March 31, 2023 and 2022, respectively.

Reconciliation of Reported Yield to Core Yield

	Three months ended
	March 31,	December 31,
	2023	2022
(Assets - amounts in billions)
Reported Total Invested Assets and Cash	$61.6	$60.7
Subtract:
Unrealized gains (losses)	(3.0)	(4.2)

Adjusted End of Period Invested Assets and Cash	$64.6	$64.9

Average Invested Assets and Cash Used in Reported and Core Yield Calculation	$64.8	$65.0

(Income - amounts in millions)
Reported Net Investment Income	$787	$787
Subtract:
Bond calls and commercial mortgage loan prepayments	2	6
Other non-core items[13]	1	(1)

Core Net Investment Income	$784	$782

Reported Yield	4.86%	4.84%

Core Yield	4.84%	4.81%

[13]	Includes cost basis adjustments on structured securities and various other immaterial items.